Exhibit 10.2

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

RUE21, INC. 2009 OMNIBUS INCENTIVE PLAN

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Participant:

Grant Date:

Number of Restricted Stock Units granted:

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between rue21, inc., a company organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the rue21, inc. 2009 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

6 Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

7 Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. Subject to Section 10 hereof, the Participant shall not have the rights of a stockholder in respect of the shares underlying this Award until such shares are delivered to the Participant in accordance with Section 9.

8 Vesting and Payment.

(a) The RSUs subject to this grant shall become unrestricted and vested as to 33  1/3% on each of the first three anniversaries of the Grant Date specified above, provided the Participant is then employed by the Company and/or one of its Subsidiaries or Affiliates. There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries or Affiliates on each applicable vesting date. Except as otherwise provided herein, the shares of Common Stock which vest each year under this Award will be issued to you within thirty (30) days following the vesting date (or as soon as reasonably practicable but in no event later than the 15th day of the third month following the vesting date), subject to Participant’s satisfaction of all applicable income and employment withholding taxes.

Certain Terminations. All unvested RSUs shall immediately become vested upon a Termination due to (i) the Participant’s death or (ii) the Participant’s Disability.

1. Change in Control. All unvested RSUs shall immediately become vested upon a Change in Control; provided the Participant is continuously employed by the Company or its Subsidiaries or Affiliates through such date.

2. Effect of Detrimental Activity. The provisions of Section 10.4 of the Plan regarding Detrimental Activity shall apply to the RSUs.

3. Forfeiture. Subject to Section 80 and Section 3(c) hereof, all unvested RSUs shall be immediately forfeited upon the Participant’s Termination for any reason.

9 Delivery of Shares. Subject to the provisions of the Plan or as otherwise provided herein, the shares of Common Stock which vest under this Award will be issued to you within thirty (30) days following the vesting of the RSUs (or as soon as reasonably practicable but in no event later than the 15th day of the third month following the vesting date), subject to Participant’s satisfaction of all applicable income and employment withholding taxes.

10 Dividends and Other Distributions. Participants holding RSUs shall be entitled to receive all dividends and other distributions paid with respect to such shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying RSUs and shall be paid at the time the RSUs become vested pursuant to Section 8. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which they were paid. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

11 Non-transferability. The RSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the RSUs, or the levy of any execution, attachment or similar legal process upon the RSUs, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

12 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

13 Withholding of Tax. The Participant acknowledges that any income for foreign, federal, state or local income tax purposes, including payroll taxes, that the Participant is required to recognize on account of the vesting of the RSUs and/or issuance of the shares to the Participant shall be subject to withholding of tax by the Company. In accordance with administrative procedures established by the Company, the Participant may elect to satisfy his or her minimum statutory withholding tax obligations, if any, on account of the vesting of the RSUs and/or issuance of shares, in one or a combination of the following methods: (i) in cash or by separate check made payable to the Company and/or (ii) by authorizing the Company to withhold from the shares to be issued to the Participant under the Award a sufficient number of whole shares distributable in connection with such Award equal to the applicable minimum statutory withholding tax obligation. In the event the Participant does not make such payments when requested or required, the Company may refuse to issue or cause to be delivered any shares under this Agreement or any other incentive plan agreement entered into by the Participant and the Company until such payment has been made or arrangements for such payment satisfactory to the Company have been made.

14 Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

15 Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

16 No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

17 Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary or Affiliate) of any personal data information related to the RSU awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

18 Compliance with Laws. This issuance of RSUs (and the shares underlying the RSUs) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this RSU or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.

19 Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 10 hereof) any part of this Agreement without the prior express written consent of the Company.

20 Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

21 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

22 Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

23 Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

24 Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other Award or grant and is made at the sole discretion of the Company; (c) no past grants or Awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or Awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RUE21, INC.

By:

Name:

Title:

PARTICIPANT

Name:

Social Security Number: